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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-3 relating to the 12,057,561 Preferred Exchangeable Redemption Cumulative Securities.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
June 9, 1995